Exhibit 99

Pall Corporation Reports Fiscal 2005 Sales up 7 1/2%

East Hills, NY (September 12, 2005) –– Pall Corporation (NYSE: PLL) today reported sales and earnings results for the fourth quarter and fiscal year ended July 31, 2005.

Sales for the fourth quarter increased 4% to $524.5 million compared to $504.5 million last year. Reported earnings were $43.4 million or 34 cents per share as compared to $55.5 million or 44 cents per share last year. On a pro forma basis, earnings were $59.2 million or 47 cents per share excluding restructuring and other charges, net of related tax effect, as compared to $56.9 million or 45 cents per share last year. The effect of foreign currency translation was not significant in the quarter.

For the full year, sales increased 7 1/2% to $1.9 billion compared to $1.77 billion last year.Reported earnings were $140.8 million or $1.12 per share as compared to $151.6 million or $1.20 per share last year. Excluding restructuring and other charges, net of related tax effect, earnings on a pro forma basis increased 5% to $167.7 million or $1.34 per share as compared to $159.8 million or $1.26 per share last year. The effect of foreign currency translation added 3 1/2% to revenues and increased earnings per share by 4 cents for the full year. This was more than offset by the first year costs of Sarbanes-Oxley compliance.

Restructuring and other charges of approximately $23.5 million and $38.8 million were recorded in the fourth quarter and full year, respectively, primarily related to progress in the Company's CoRe cost reduction programs and business restructuring as well asa charge related to the early extinguishment, in the fourth quarter, of the Company's $100 million private placement 7.83% unsecured senior notes.

Eric Krasnoff, Chairman and CEO, said, "In fiscal 2005, Pall continued to build top-line growth momentum with sales up 7 1/2%. Our increasing participation and leadership in intrinsically high-growth markets, including water processing, biotechnology, energy and microelectronics, is setting the pace. Our systems business continues to deliver dramatic growth with sales up over 36 1/2% in the quarter and 27 1/2% for the full year. Gross margins were down compared with last year as the savings generated from our CoRe programs were offset by the impact of increased systems business and pricing pressures.

The results reported in local currency by business are:

Overall Industrial sales grew 3 1/2% in the quarter and operating profit margin improved to 17.6%. Operating profit dollars increased 6% to $55.5 million. Full year sales increased 5%.

Looking at the Industrial businesses by reporting segment, Aerospace sales were off 6% in the quarter reflecting the timing of large Military projects. The Aerospace operating margin was 24.7% in the quarter, and operating profit dollars were $11.5 million.

General Industrial sales increased by 6 1/2% in the quarter. The operating profit margin was 13.7%, and operating profit dollars were $28.8 million. Within General Industrial, Water Processing sales grew 25 1/2% for the quarter and the year, and show no sign of slowing. Sales growth in the Western Hemisphere and Asia was strong and we saw a return to growth in Europe. Food and Beverage sales were up 6 1/2%. Machinery and Equipment sales were down 6% as growth in the Western Hemisphere and Asia was offset by a softness in the European market and the divestiture of a machine tool business in Germany. On a pro forma basis, subtracting the divested machine tool business, sales increased 3%. Power Generation sales were flat as strong growth in Asia was offset by declines in the Western Hemisphere and Europe related to the timing of large system sales. For the full year, Power Generation sales were up 8 1/2%.

Microelectronics sales increased slightly in the quarter compared to last year as near double-digit growth in Asia was largely offset by shortfalls in Europe and the Western Hemisphere. The operating profit margin was 25.8% in the quarter and operating profit dollars were $15.3 million. Full year sales were up 4%.

Turning now to Life Sciences, sales increased 2 1/2% in the quarter with continued strong growth in BioPharmaceuticals. Life Sciences operating profit margin was 23.1%. Sales in theBioPharmaceuticals segment increased 16 1/2% compared with last year and 9 1/2%, on a reported basis, sequentially. Sales in Europe increased 27 1/2% driven by increased investments by biotech facilities in the region. Sales in the Western Hemisphere were up 9% fueled by the biotechnology sector. System sales more than doubled in the quarter. The BioPharmaceuticals operating profit margin was 24.4% and operating profit dollars were $22.1 million, up 15%.

Within Medical, the Blood Filtration and Hospital product sectors were down 9 1/2% in the quarter as our customers continue to experience a weakness in U.S. blood collections. The BioSciences portion of the business was up slightly. Medical operating profit margins were 22.1% and operating profit dollars were $26.1 million despite pricing pressures. Full year Medical sales were down 2 1/2% as growth in our BioSciences and Hospital businesses was offset by a decline in Blood Filtration.

The results by geography, with sales reported in local currency, are:

Sales in the Western Hemisphere were down 4% in the quarter, as growth in BioPharmaceuticals and General Industrial was offset by shortfalls in Medical, Microelectronics and Aerospace. Sales for the full year were up 3%. Operating profit margin for the quarter was 20.3%, while operating profit dollars were $52.5 million, up 7 1/2%. Sales in Asia increased 13% in the quarter and 13 1/2% for the full year reflecting strong growth in General Industrial and Microelectronics. Operating profit margin for the quarter was 15.3%, while operating profit dollars were $18.7 million, up 14%. In Europe, we saw a return to growth as sales increased 4 1/2% driven by BioPharmaceuticals and Medical. Operating profit margin was 13.1%, while operating profit dollars were a healthy $32.8 million.

Mr. Krasnoff concluded, "Looking now at fiscal 2006, we anticipate continued good growth in Asia and the Western Hemisphere. In Europe, sales picked up in the last quarter and we expect a continuing recovery during this new year. Alongside this growth in sales, our CoRe cost reduction programs will continue to reduce costs. The impact of stock compensation and the adoption of SFAS No. 123R, "Share-Based Payment", will cost about 8 cents in earnings per share. So, overall we now expect fiscal 2006 earnings per share to be in the range of $1.31 to $1.46, before giving effect to restructuring and other charges that may be incurred."

Tomorrow, September 13, 2005, at 8:30 am EST, Pall Corporation will host its quarterly earnings conference call. Individuals can access the webcast on the home page of the Company's website, www.pall.com. Listening to the webcast requires speakers and Microsoft Windows Media Player software. The webcast will be archived for 30 days.

About Pall Corporation:

Pall Corporation is the global leader in the rapidly growing field of filtration, separations and purification. Pall's business is organized around two broad markets: Life Sciences and Industrial. The Company provides leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceutical, transfusion medicine, semiconductor, water purification, aerospace and broad industrial markets. Total revenues for fiscal 2005 were $1.9 billion. The Company headquarters is in East Hills, New York with extensive operations throughout the world. Visit Pall at www.pall.com.

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current Company expectations and are subject to risks and uncertainties which could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to: fluctuations in foreign currency exchange rates; regulatory approval and market acceptance of new technologies; changes in product mix and product pricing and in interest rates and cost of raw materials; the Company's success in enforcing its patents and protecting its proprietary products and manufacturing techniques and its ability to achieve the savings anticipated from its cost reduction initiatives; global and regional economic conditions and legislative, regulatory and political developments; and domestic and international competition in the Company’s global markets. Additional information regarding these and other factors is available on the Web at www.pall.com and is included in the Company’s reports filed with the U.S. Securities and Exchange Commission. Copies of such reports can be obtained, without charge, at www.sec.gov.

Management uses certain non-GAAP measurements to assess Pall's current and future financial performance. The non-GAAP measurements do not replace the presentation of Pall's GAAP financial results. These measurements provide supplemental information to assist management in analyzing Pall's financial position and results of operations. Pall has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Financial Tables Follow...

PALL CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands)
	JUL.31,		JUL. 31,
	2005		2004(b)

Assets

Cash and short-term investments	$164,928		$207,277
Accounts receivable, net	493,650		468,905
Inventories, net	365,929		302,861
Other current assets	138,980		133,116

Total current assets	1,163,487		1,112,159
Property, plant and equipment, net	608,758		600,383
Other assets	496,151	(a)	470,185

Total assets	$2,268,396		$2,182,727

Liabilities and Stockholders' Equity

Short-term debt	$25,658		$59,482
Accounts payable, income taxes and other current liabilities	434,576		423,378

Total current liabilities	460,234		482,860
Long-term debt	510,161		488,686
Deferred taxes and other
non-current liabilities	158,024		156,742

Total liabilities	1,128,419		1,128,288

Stockholders' equity	1,139,977		1,054,439

Total liabilities and stockholders' equity	$2,268,396		$2,182,727

(a) Includes preliminary goodwill of $8,041 related to the acquisition of the BioSepra Process Division from Ciphergen Biosystems, Inc. and $9,784 of excess cost over the book value of the net assets acquired of Euroflow UK Ltd.

(b) Certain prior year amounts have been reclassified to conform to the current year presentation.

More...

PALL CORPORATION CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(Amounts in thousands, except per share data)

	FOURTH QUARTER ENDED				YEAR ENDED

	JUL.31, 2005		JUL.31, 2004		JUL.31, 2005		JUL.31, 2004

Net sales	$524,536		$504,455		$1,902,284		$1,770,747
Cost of sales	270,961	(a)	250,048		978,916	(a)	899,119

Gross profit	253,575		254,407		923,368		871,628

Selling, general and
administrative expenses	156,495		160,022		621,401		583,539
Research and development	13,065		14,079		56,183		57,279
Restructuring and other
charges, net	23,510	(a)	1,831	(b)	38,763	(a)	12,477	(b)
Interest expense, net	7,013		5,461		25,950		20,501

Earnings before
income taxes	53,492		73,014		181,071		197,832
Provision for
income taxes	10,098		17,479		40,255		46,259

Net earnings	$43,394		$55,535		$140,816		$151,573

Earnings per share:
Basic:	$0.35		$0.44		$1.13		$1.21

Diluted:	$0.34		$0.44		$1.12		$1.20

Average number of
shares outstanding:
Basic:	124,899		125,220		124,645		125,685
Diluted:	125,886		126,141		125,598		126,737

Net earnings
as reported	$43,394		$55,535		$140,816		$151,573
One-time purchase
accounting adjustment
and restructuring and
other charges, net, after
pro forma tax effect	15,764		1,347		26,894		8,262

Pro forma earnings	$59,158		$56,882		$167,710		$159,835

Diluted earnings per
share as reported	$0.34		0.44		$1.12		$1.20
One-time purchase accounting
adjustment and restructuring
and other charges, net	$0.13	(a)	$0.01	(b)	$0.22	(a)	$0.06	(b)
Pro forma diluted
earnings per share	$0.47		$0.45		$1.34		$1.26

(a) Included in cost of sales is a charge of $837(1 cent per share, after pro forma tax effect) related to a one-time purchase accounting adjustment to step up the value of inventory acquired from BioSepra by $2,431. Restructuring and other charges, net, includes $11,557 (6 cents per share, after pro forma tax effect) and $23,935 (13 cents per share, after pro forma tax effect) in the fourth quarter and full year, respectively, primarily comprised of severance and other costs related to the restructuring of operations into vertically integrated businesses. In addition, the quarter and full year includes a charge of $11,953 (6 cents per share, after pro forma tax effect) related to the early extinguishment of the Company's $100,000 private placement 7.83% unsecured senior notes. The full year also includes $2,875 (2 cents per share, after pro forma tax effect) related to the impairment of an investment which was recorded in the first quarter.

(b) Restructuring and other charges, net, for the full year includes $20,837 (11 cents per share, after pro forma tax effect) to increase environmental reserves inclusive of $9,337(5 cents per share, after pro forma tax effect) incurred in the fourth quarter. In addition, restructuring and other charges, net for the full year includes $4,846 (2 cents per share, after pro forma tax effect), primarily related to the restructuring of operations in Europe and Japan (of which $74 was recorded in the fourth quarter). These were partly offset by a $7,580 (4 cents per share, after pro forma tax effect) gain on the sale of our investment in Oiltools in the fourth quarter and a $5,626 (3 cents per share, after pro forma tax effect) adjustment to decrease a pension liability in the first quarter.

            More...

PALL CORPORATION MARKET SEGMENT AND GEOGRAPHIC INFORMATION (Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

SALES FOURTH QUARTER ENDED:	JUL. 31, 2005	JUL. 31, 2004	% CHANGE		% CHANGE IN LOCAL CURRENCY

MARKET SEGMENT
INFORMATION:

Medical(a)	$118,368	$125,485	(5	1/2)	(6)
BioPharmaceuticals(a)	90,504	77,022	17	1/2	16	1/2

Total Life Sciences	208,872	202,507	3		2	1/2

General Industrial	209,937	194,960	7	1/2	6	1/2
Aerospace	46,559	49,429	(6)		(6)
Microelectronics	59,168	57,559	3		1

Total Industrial	315,664	301,948	4	1/2	3	1/2

Total	$524,536	$504,455	4		3

GEOGRAPHIC INFORMATION:

SALES
TO UNAFFILIATED CUSTOMERS

Western
Hemisphere	$188,277	$195,489	(3	1/2)	(4)
Europe	216,214	205,644	5		4	1/2
Asia	120,045	103,322	16		13

Total	$524,536	$504,455	4		3

TOTAL SALES
Western
Hemisphere	$258,471	$247,743
Europe	250,193	238,004
Asia	122,212	104,418
Eliminations	(106,340)	(85,710)

Total	$524,536	$504,455

(a) Certain prior year amounts have been reclassified to conform to the current year presentation.

More...

OPERATING PROFIT FOURTH QUARTER ENDED:	JUL. 31, 2005%		JUL. 31, 2004%

MARKET SEGMENT INFORMATION
Medical(a)	$26,108	22.1	$32,625	26.0
BioPharmaceuticals(a)	22,062	24.4	19,110	24.8

Total Life Sciences	48,170	23.1	51,735	25.5

General Industrial	28,795	13.7	27,696	14.2
Aerospace	11,478	24.7	12,956	26.2
Microelectronics	15,267	25.8	11,628	20.2

Total Industrial	55,540	17.6	52,280	17.3

Subtotal	103,710	19.8	104,015	20.6
Restructuring and other charges	(23,510)		(1,831)
General corporate expenses	(19,695)		(23,709)
Interest expense, net	(7,013)		(5,461)

Earnings before income taxes	$53,492		$73,014

GEOGRAPHIC INFORMATION:

Western Hemisphere	$52,467	20.3	$48,725	19.7
Europe	32,752	13.1	38,144	16.0
Asia	18,723	15.3	16,344	15.7
Eliminations	(232)		802

Subtotal	103,710	19.8	104,015	20.6
Restructuring and other charges	(23,510)		(1,831)
General corporate expenses	(19,695)		(23,709)
Interest expense, net	(7,013)		(5,461)

Earnings before income taxes	$53,492		$73,014

(a) Certain prior year amounts have been reclassified to conform to the current year presentation.

More...

SALES YEAR ENDED:	JUL. 31, 2005	JUL. 31, 2004	% CHANGE		% CHANGE IN LOCAL CURRENCY

MARKET SEGMENT INFORMATION:
Medical(a)	$443,256	$444,015	—		(2	1/2)
BioPharmaceuticals(a)	321,480	277,176	16		12

Total Life Sciences	764,736	721,191	6		3

General Industrial	742,994	666,771	11	1/2	7	1/2
Aerospace	175,095	178,178	(1	1/2)	(3	1/2)
Microelectronics	219,459	204,607	7	1/2	4

Total Industrial	1,137,548	1,049,556	8	1/2	5

Total	$1,902,284	$1,770,747	7	1/2	4

GEOGRAPHIC INFORMATION:

SALES
TO UNAFFILIATED CUSTOMERS

Western
Hemisphere	$689,172	$667,535	3		3
Europe	782,481	735,969	6	1/2		1/2
Asia	430,631	367,243	17	1/2	13	1/2

Total	$1,902,284	$1,770, 747	7	1/2	4

TOTAL SALES
Western
Hemisphere	$920,748	$853,073
Europe	909,199	840,003
Asia	437,160	371,979
Eliminations	(364,823)	(294,308)

Total	$1,902,284	$1,770,747

(a) Certain prior year amounts have been reclassified to conform to the current year presentation.

More...

OPERATING PROFIT YEAR ENDED:	JUL. 31, 2005%		JUL. 31, 2004%

MARKET SEGMENT
INFORMATION:

Medical(a)	$82,320	18.6	$79,722	18.0
BioPharmaceuticals(a)	76,306	23.7	69,100	24.9

Total Life Sciences	158,626	20.7	148,822	20.6

General Industrial	82,886	11.2	78,226	11.7
Aerospace	33,764	19.3	43,634	24.5
Microelectronics	41,533	18.9	38,476	18.8

Total Industrial	158,183	13.9	160,336	15.3

Subtotal	316,809	16.7	309,158	17.5
Restructuring and other charges	(38,763)		(12,477)
General corporate expenses	(71,025)		(78,348)
Interest expense, net	(25,950)		(20,501)

Earnings before income taxes	$181,071		$197,832

GEOGRAPHIC INFORMATION:

Western Hemisphere	$160,863	17.5	$127,235	14.9
Europe	100,265	11.0	121,078	14.4
Asia	63,934	14.6	62,531	16.8
Eliminations	(8,253)		(1,686)

Subtotal	316,809	16.7	309,158	17.5
Restructuring and other charges	(38,763)		(12,477)
General corporate expenses	(71,025)		(78,348)
Interest expense, net	(25,950)		(20,501)

Earnings before income taxes	$181,071		$197,832

(a) Certain prior year amounts have been reclassified to conform to the current year presentation.

Contact:
Marcus Wilson
Pall Corporation
Tel: (516) 801-9800